Exhibit 8
Board of Directors
Corning Incorporated
One Riverfront Plaza
Corning, New York 14831

     Re: Corning Incorporated Current Report on
         Form 8-K and Registration Statement
         on Form S-3

Ladies and Gentlemen:

I am acting as special tax counsel for Corning Incorporated (the "Company") in connection with the registration of Series A Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes") pursuant to a registration statement (No. 33-56887)on Form S-3 (the "Registration Statement")filed by the Company with the Securities and Exchange Commission. In connection therewith, I have participated in the preparation of, and have reviewed,the prospectus supplement dated today's date (the "Prospectus Supplement") supplementing the prospectus included in the Registration Statement.

I have examined the Prospectus Supplement and such other agreements and documents with respect to the Notes as I have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing and assuming that the operative documents relating to the Notes are executed and delivered and that the transactions contemplated to occur under such operative documents in fact occur in accordance with the terms thereof,I hereby confirm to you that my opinion is as set forth under the caption entitled "United States Taxation" contained in the Prospectus Supplement dated March 23,1995 to the Prospectus dated January 19, 1995, relating to Corning Incorporated's Series A Medium-Term Notes.

I hereby consent to the use of my name under such caption and consent to the filing of this opinion as an Exhibit to the Current Report on Form 8-K of Corning Incorporated dated March 23, 1995 and the incorporation of this opinion by reference into the Registration Statement on Form S-3 (No. 33-56887). In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Sincerely,

                                                         Donald W. Stevenson